Exhibit 99.1
7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Announces New $100 Million
Private Placement of Senior Unsecured Notes

Bethesda, MD, November 12, 2015 -- Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has successfully entered into an agreement for the issuance of $100 million private placement of senior unsecured notes to a group of institutional investors. The financing consists of $60 million of notes with an eight-year term maturing December 2023 priced at a fixed interest rate of 4.70% and $40 million of notes with a ten-year term maturing December 2025 priced at a fixed interest rate of 4.93%. Closing and funding of the new private placement of senior unsecured notes is expected to occur December 1, 2015, subject to the satisfaction of standard closing conditions.

“We are excited to establish a new partnership with our private placement investor group, who provided us with very attractive terms for this new long-term debt financing,” commented Raymond D. Martz, Chief Financial Officer for Pebblebrook Hotel Trust. “By accessing the private placement market, we’ll be able to further diversify our sources of debt, while also extending our future debt maturities. The proceeds from this offering will be used to pay down existing outstanding borrowings on our unsecured credit facility, as well as for other working capital needs.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,408 guest rooms and a 49% joint venture interest in six hotels with a total of 1,787 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

This press release contains certain “forward-looking” statements relating to, among other things, potential incurrence of indebtedness. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of November 12, 2015. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com